UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2022

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 328-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On September 21, 2022, Talos Energy Inc., a Delaware corporation (“Talos”), Talos Production Inc., a Delaware corporation and an indirect wholly owned subsidiary of Talos (“Talos Production”), Tide Merger Sub I Inc., a Delaware corporation and a directly wholly owned subsidiary of Talos (“Merger Sub Inc.”), Tide Merger Sub II LLC, a Delaware limited liability company and a directly wholly owned subsidiary of Talos (“Merger Sub LLC”), Tide Merger Sub III LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Talos Production (“UnSub”), EnVen Energy Corporation, a Delaware corporation (“EnVen”), and BCC EnVen Investments, L.P., a Delaware limited partnership, in its capacity as the representative of the equityholders of EnVen, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Capitalized terms used herein but not otherwise defined will have the meanings ascribed to them in the Merger Agreement.

Transaction Structure and Consideration

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions set forth therein, Merger Sub Inc. will merge with and into EnVen (the “First Merger”), with EnVen continuing as the surviving corporation in the First Merger (the “First Surviving Corporation”), and, immediately following the First Merger, the First Surviving Corporation will merge with and into Merger Sub LLC (the “Second Merger”), with Merger Sub LLC continuing as the surviving entity in the Second Merger (the “Surviving Company”).

Promptly following the date hereof, Talos will conduct a consent solicitation to obtain the requisite holders’ consent to certain amendments to the Parent Second Lien Notes Indenture to permit the incurrence of indebtedness in respect of EnVen’s 11.750% Senior Secured Second Lien Notes due 2026 (the “EnVen 11.750% Notes,” and such solicitation, the “Notes Consent Solicitation”). If the Notes Consent Solicitation is successful, the Surviving Company will merge with and into Talos Production (the “Combined Structure Merger”). If the Notes Consent Solicitation is unsuccessful, unless the parties otherwise mutually agree, the Surviving Company will merge with and into UnSub (the “Alternative Structure Merger,” and in either case, the “Third Merger,” and together with the First Merger and Second Merger, the “Mergers”), with either Talos Production or UnSub surviving the Third Merger (the “Final Surviving Company”). Additional information relating to the Notes Consent Solicitation is included under the subheader “Talos 12.00% Notes Consent Solicitation” below.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of Class A Common Stock, par value $0.001 per share, of EnVen (the “EnVen Common Stock”) issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive:

(a) a number of shares of common stock, par value $0.01 per share, of Talos (the “Talos Common Stock”), equal to the quotient of (i) 43,800,000 shares, divided by, (ii) the aggregate number of shares of EnVen Common Stock outstanding immediately prior to the Effective Time (for the avoidance of doubt, including the Conversion Shares (as defined below) and Converted Equity Award Shares (as defined in the Merger Agreement)) (the “Per Share Stock Consideration”); and

(b) an amount in cash equal to quotient of (i) sum of (A) $212,500,000, less (B) the amount of cash paid by EnVen (and not otherwise funded by the applicable awardholder) in respect of withholding tax liabilities associated with the settlement of EnVen PSUs and EnVen RSUs (each term as defined below) and the exercise of EnVen Options (as defined below) outstanding as of immediately prior to the Effective Time, each in accordance with the Merger Agreement, plus (C) the aggregate exercise price of all EnVen Options received by EnVen in cash prior to the Effective Time in connection with the exercise of EnVen Options outstanding as of immediately prior to the Effective Time in accordance with the Merger Agreement, divided by (ii) the aggregate number of shares of EnVen Common Stock outstanding immediately prior to the First Effective Time (for the avoidance of doubt, including the Conversion Shares and Converted Equity Award Shares) (the “Per Share Cash Consideration” and, together with the Per Share Stock Consideration, the “Per Share Consideration”).

Immediately prior to the Effective Time, in accordance with EnVen’s Amended Certificate of Designation, all outstanding shares of preferred stock, par value $0.001 per share, of EnVen designated as “Series A Convertible Perpetual Preferred Stock” (the “EnVen Series A Preferred Shares”) will be automatically converted (the “Preferred Conversion”) into shares of EnVen Common Stock (the “Conversion Shares”). Immediately upon the Preferred Conversion, all EnVen Series A Preferred Shares will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and will thereafter each represent only the right to receive the Per Share Consideration.

Each share of EnVen Common Stock held by EnVen (including treasury stock) immediately prior to the Effective Time will be cancelled without any conversion and will cease to exist, and no payment will be made with respect thereto.

At the Effective Time, by virtue of the First Merger, each share of capital stock of Merger Sub Inc. issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable share of common stock of the First Surviving Corporation.

At the effective time of the Second Merger, by virtue of the Second Merger, each share of capital stock of the First Surviving Corporation will be cancelled and each limited liability company interest of the Surviving Company issued and outstanding will be converted into one validly issued, fully paid and non-assessable limited liability company interest of the Surviving Company.

At the effective time of the Third Merger, by virtue of the Third Merger, each limited liability company interest of the Surviving Company will be cancelled and each share of capital stock of Talos Production or limited liability company interests of UnSub, as the case may be, issued and outstanding will remain outstanding and unaffected by the Third Merger and will constitute the only outstanding shares of capital stock or limited liability company interests of the Final Surviving Company.

Post-Closing Governance

Following the closing of the Mergers, Talos’s existing stockholders and EnVen’s existing stockholders will own approximately 66% and 34%, respectively, of the combined company.

In connection with the consummation of the Mergers, pursuant to the Talos Support Agreement (as defined below), Riverstone Holdings LLC will agree to, among other things, (i) terminate that certain Amended & Restated Stockholders’ Agreement, dated as of March 29, 2022, among Talos, Riverstone Talos Energy EquityCo LLC, Riverstone Talos Energy DebtCo LLC, Riverstone V FT Corp Holdings, L.P., ILX Holdings II, LLC and Riverstone V Castex 2014 Holdings, L.P. (the “Stockholders’ Agreement”), and (ii) cause Mr. Robert Tichio to resign from the board of directors of Talos (the “Talos Board of Directors”), in each case, effective immediately prior to, but conditioned on, the occurrence of the Closing.

Pursuant to the Merger Agreement, conditioned upon the occurrence of the Closing, Talos will cause (a) the number of directors constituting the Talos Board of Directors to be eight and (b) two individuals designated by EnVen to be appointed as members of the Board of Directors of Talos, in each case, effective as of the Closing.

Recommendations of the Talos Board of Directors

The Talos Board of Directors has unanimously (i) determined that the Merger Agreement, the other Transaction Agreements and the transactions contemplated thereby are fair to, advisable and in the best interests of Talos and the Talos stockholders, (ii) approved, adopted and declared advisable the Merger Agreement, the Transaction Agreements and the transactions contemplated thereby, (iii) directed that the Merger Agreement be submitted to a vote of the Talos stockholders and (iv) recommended to the Talos stockholders approval of each of the matters requiring their approval, including the issuance of shares of Talos Common Stock in connection with the First Merger (the “Share Issuance”).

Tax Treatment of the Mergers

Talos and EnVen intend, for U.S. federal income tax purposes, that (i) the First Merger and Second Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the Merger Agreement is adopted as a “plan of reorganization” for the purposes of Section 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g).

Treatment of EnVen Equity Awards

Immediately prior to the Effective Time, each outstanding option issued under the EnVen Energy Corporation and Energy Ventures GoM LLC 2015 Incentive Award Plan, as amended (the “EnVen Incentive Award Plan”), to purchase shares of EnVen Common Stock (the “EnVen Options”) outstanding immediately prior to the Effective Time, whether or not then vested and exercisable, will become vested and exercisable, and EnVen will cause each holder of such EnVen Option to either (1) cash exercise such EnVen Option immediately prior to the Effective Time or (2) forfeit such EnVen Option. At the Effective Time, each share of EnVen Common Stock issued by EnVen to each such holder of EnVen Options that elects cash exercise their EnVen Options will be converted into the right to receive the Per Share Consideration. Each EnVen Option forfeited by a holder of EnVen Options that does not elect to cash exercise their EnVen Options will be cancelled by EnVen and cease to exist.

Immediately prior to the Effective Time, each time-based restricted stock unit issued and performance-based restricted stock unit issued pursuant to the EnVen Incentive Award Plan (the “EnVen RSUs” and “EnVen PSUs,” respectively) outstanding immediately prior to the Effective Time, whether or not then vested, and whether settleable in shares of EnVen Common Stock or cash, will become vested and settleable in shares of EnVen Common Stock. EnVen will issue to each holder of EnVen RSUs and EnVen PSUs the number of shares of EnVen Common Stock such holder was entitled to receive upon such vesting of such EnVen RSU or EnVen PSU. At the Effective Time, each share of EnVen Common Stock issued by EnVen to such EnVen RSU and EnVen PSU holders will be converted into the right to receive the Per Share Consideration.

Conditions to the Mergers

Mutual

The obligations of the parties to complete the Mergers are subject to various customary closing conditions, including, among other things, (i) the receipt of certain approvals of the Talos stockholders and the EnVen stockholders; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the effectiveness of the registration statement on Form S-4 that Talos is obligated to file with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the issuance of shares of Talos Common Stock in the First Merger (the “Registration Statement”); (iv) the authorization for listing of the shares of Talos Common Stock to be issued in the First Merger on The New York Stock Exchange; (v) the accuracy of each party’s representations and warranties (subject to certain materiality qualifiers) and compliance by each party with its covenants under the Merger Agreement in all material respects; and (vi) the absence of legal restraints prohibiting the Mergers.

Talos

The obligations of Talos, Talos Production, Merger Sub Inc., Merger Sub LLC and UnSub to consummate the Mergers are subject to the satisfaction or waiver (where permissible) by EnVen of the following additional conditions: the receipt by Talos of a certificate signed by an executive officer of EnVen to the effect of the truthfulness and effect of the representations and warranties of EnVen and EnVen’s material compliance with its covenants and the absence of any continuing EnVen Material Adverse Effect.

EnVen

The obligation of EnVen to consummate the Mergers is subject to the satisfaction or waiver (where permissible) by Talos of the following additional conditions: (i) the receipt by EnVen of a certificate signed by an executive officer of Talos to the effect of the truthfulness and effect of the Fundamental Warranties of Talos, Talos’s material compliance with its covenants and the absence of any continuing Talos Material Adverse Effect; (ii) the receipt from tax counsel of an opinion stating that the First Merger and Second Merger, taken together as an integrated transaction, more likely than not will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and (iii) Talos will have funded the Company Rabbi Trust in the manner required by the Merger Agreement with respect to certain severance benefits that are expected to become payable to senior EnVen personnel at the Effective Time.

No Solicitation

From and after the date of the Merger Agreement, except as expressly contemplated in the Merger Agreement, each of Talos and EnVen have agreed that neither it nor its subsidiaries will, and has agreed to use reasonable best efforts to cause its representatives not to, (i) directly or indirectly initiate, solicit, or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to an alternative business combination proposal with respect to itself (an “Acquisition Proposal”), (ii) engage in, continue or otherwise participate in discussions or negotiations with, or provide access to its properties, books and records or any confidential information or data to any person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, an Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement or other similar agreement for or relating to an Acquisition Proposal or (v) resolve or agree to do any of the foregoing.

Each of Talos and EnVen have further agreed that each of its board of directors, respectively, will not change its recommendation of the proposals to be voted on by its respective stockholders, except as follows: (i) EnVen’s board of directors (the “EnVen Board of Directors”) may change or withdraw its recommendation if it determines in good faith, after consultation with its outside legal counsel, that failing to make any such change or withdrawal would be inconsistent with its fiduciary duties under applicable law; and (ii) the Talos Board of Directors may change or withdraw its recommendation (A) in response to a bona fide written Acquisition Proposal that the Talos Board of Directors determines (in good faith and after consultation with its financial and legal advisors) constitutes a Superior Proposal and the failure to change or withdraw its recommendation in response to such would be inconsistent with its fiduciary duties under applicable law, or (B) in response to a Parent Intervening Event, the failure to change or withdraw its recommendation would be inconsistent with its fiduciary duties under applicable law.

Termination Rights

The Merger Agreement contains certain termination rights for both Talos and EnVen including: (i) upon a mutual written agreement of Talos and EnVen; (ii) by Talos or EnVen, (A) if the Closing is not consummated by June 21, 2023 (subject to extension under certain circumstances), (B) if the closing of the Mergers is prohibited by law or (C) if the required approval of the Talos stockholders at the Talos stockholders’ meeting is not obtained; (iii) by Talos, (A) if there is any material breach of any representation, warranty, covenant or agreement by EnVen, and such breach is incapable of being cured or has not been cured within 30 days following written notice from Talos to EnVen of such breach, (B) if any party to the EnVen Support Agreements (as defined below) will fail to execute and deliver such agreement within 24 hours of the execution of the Merger Agreement, (C) if the required approval of the EnVen stockholders is not obtained within 48 hours of the dissemination of the Consent Solicitation Statement forming a part of the Registration Statement by EnVen or (D) if, prior to obtaining the required approval of EnVen stockholders, the EnVen Board of Directors will have made a change in its recommendation or failed to include its recommendation in the Consent Solicitation Statement forming a part of the Registration Statement; or (iv) by EnVen, (A) if there is any material breach of any representation, warranty, covenant or agreement by Talos, and such breach is incapable of being cured or has not been cured within 30 days following written notice from EnVen to Talos of such breach or (B) if, prior to obtaining the required approval of the Talos stockholders, the Talos Board of Directors will have made a change in its recommendation or failed to include its recommendation in the proxy statement forming a part of the Registration Statement.

If the Merger Agreement is terminated by (1) EnVen in accordance with clause (iv) above then Talos would be required to pay EnVen a termination fee equal to $42.5 million; (2) Talos in accordance with clause (iii)(d) above then EnVen would be required to pay Talos a termination fee equal to $28 million; (3) EnVen or Talos in accordance with clause (ii)(C) above then Talos would be required to pay EnVen a termination fee equal to $12.0 million; or (4) EnVen or Talos in accordance with clauses (ii)(A) or (ii)(C) above and before the date of such termination an Acquisition Proposal with respect to Talos is publicly announced and within 12 months after the date of termination Talos consummates or enters into a definitive agreement for an Acquisition Proposal, then Talos shall pay EnVen a termination fee equal to $42.5 million, minus the amount of any termination fee previously paid to EnVen.

Talos 12.00% Notes Consent Solicitation

Promptly following the execution of the Merger Agreement, Talos intends to, but is under no obligation to, seek the consent of the holders of its 12.00% Second-Priority Senior Secured Notes due January 2026 (the “Talos 12.00% Notes”) to permit the incurrence of the EnVen 11.750% Notes under the indenture governing the Talos 12.00% Notes at the Closing (the “Talos 12.00% Notes Consent Solicitation”). If the Talos 12.00% Notes Consent Solicitation is unsuccessful, the structure of the Mergers will automatically be revised to a structure that maintains Talos Production and its subsidiaries, on the one hand, and EnVen and its subsidiaries, on the other, in separate restricted groups post-Closing until such time either or both of the indentures governing the Talos 12.00% Notes and the EnVen 11.750% Notes may be discharged. The Closing is not contingent upon the success of the Talos 12.00% Notes Consent Solicitation.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary pre-closing covenants, including the obligation of each of Talos and EnVen (i) to conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain specified actions without the consent of the other party, (ii) not to solicit Acquisition Proposals and (iii) to comply with certain procedural requirements with respect to unsolicited Acquisition Proposals.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

The Merger Agreement and the above description of the Merger Agreement have been included in this Current Report on Form 8-K to provide investors and security holders with information regarding the terms of the Merger Agreement and the Mergers. They are not intended to provide any other factual information about Talos, EnVen or their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by matters disclosed in certain of Talos’s filings with the SEC prior to the date of the Merger Agreement and by information in confidential disclosure letters provided by each of Talos and EnVen to the other in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. The representations, warranties and covenants are also subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Talos and EnVen rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about Talos, EnVen or their respective subsidiaries or affiliates. Accordingly, the Merger Agreement should not be read in isolation, but should instead be read in conjunction with other information regarding Talos, EnVen or their respective subsidiaries or affiliates that is or will be contained in, or incorporated by reference into, Talos’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that will be filed or furnished with the SEC.

Support Agreements

EnVen Support Agreements

As of September 22, 2022, the (“Support Agreement Deadline”), EnVen stockholders collectively holding a majority of the outstanding shares of EnVen Common Stock on an as-converted basis (the “EnVen Supporting Stockholders”) entered into support agreements (the “EnVen Support Agreements”) with Talos and EnVen pursuant to which the EnVen Supporting Stockholders have agreed, among other things, to vote all shares of EnVen Common Stock and EnVen Series A Preferred Shares beneficially owned by such stockholders, or to execute and deliver a written consent, within 48 hours following the first dissemination of the Consent Solicitation Statement forming a part of the Registration Statement (i) approving the Merger Agreement, the Mergers and the Preferred Conversion and (ii) agreeing to vote against any Acquisition Proposal with respect to EnVen and any other action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the Mergers.

Talos Support Agreement

Concurrently with the execution of the Merger Agreement, certain entities (the “Talos Supporting Shareholders”) affiliated with Riverstone Holdings LLC (together with the Talos Supporting Shareholders, “Riverstone”) beneficially owning approximately 15% of the outstanding shares of Talos Common Stock entered into a support agreement with EnVen and Talos (the “Talos Support Agreement”) pursuant to which the Talos Supporting Shareholders have agreed, among other things, to (i) vote all shares of Talos Common Stock beneficially owned by such shareholders (A) in favor of the Share Issuance and approval of any other matter that is required to be approved by the shareholders of Talos in order to effect the Mergers, (B) against any proposal made (x) in opposition to the Share Issuance or (y) in support of an Acquisition Proposal with respect to Talos and (C) in favor of certain amendments to the Talos’ Amended and Restated Certificate of Incorporation, filed with the SEC on May 16, 2018, relating to the termination of the Stockholders’ Agreement, (ii) to terminate the Stockholders’ Agreement, and (iii) to cause Mr. Tichio to resign from the Talos Board of Directors, in each case of the foregoing clauses (ii) and (iii), effective immediately prior to, but conditioned on, the occurrence of the Closing.

The Talos Supporting Shareholders will be subject to certain lock-up provisions with regards to the sale and/or transfer of Talos Common Stock to the same extent as the parties to the Registration Rights Agreement (as defined below) are restricted.

The foregoing descriptions of the EnVen Support Agreements and the Talos Support Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the form of EnVen Support Agreements and the Talos Support Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Registration Rights Agreement

Pursuant to the Merger Agreement, Talos has entered into a Registration Rights Agreement (the “Registration Rights Agreement”), to become effective at the Closing, with entities affiliated with each of Adage Capital Partners, L.P. and Bain Capital, LP, pursuant to which Talos grants such entities certain demand, “piggy-back” and shelf registration rights with respect to the shares of Talos Common Stock to be received by such entities in the Mergers, subject to certain customary thresholds and conditions. Talos agrees to pay certain expenses of the parties incurred in connection with the exercise of their rights under the Registration Rights Agreement and indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto. The parties to the Registration Rights Agreement will be restricted from the sale and/or transfer of the Talos Common Stock for a period of 60 days following the Closing, subject to certain exceptions.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.1, to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description set forth under “Post-Closing Governance” under Item 1.01 hereto is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release issued on September 22, 2022 regarding the Mergers is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. Additionally, Talos posted an investor presentation relating to the Mergers on September 22, 2022. The press release and investor presentation can each be reviewed on Talos’s website at www.talosenergy.com under the “Investor Relations” tab. Information on Talos’s website does not constitute a part of this Current Report on Form 8-K.

Talos will host a conference call, relating to the Mergers, which will be broadcast live over the internet, on Thursday, September 22, 2022 at 9:00 AM Eastern Time (8:00 AM Central Time).

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing. The submission of the information set forth in this Item 7.01 will not be deemed an admission as to the materiality of any information in this Item 7.01, including the information presented in Exhibit 99.1, that is provided solely in connection with Regulation FD.

Additional Information and Where To Find It

In connection with the proposed merger (the “Proposed Transaction”) between Talos Energy Inc. (“Talos”) and EnVen Energy Corporation (“EnVen”), Talos intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) to register the shares of Talos’s common stock to be issued in connection with the Proposed Transaction. The Registration Statement will include a document that serves as a prospectus and proxy statement of Talos and a consent solicitation statement of EnVen (the “proxy statement/consent solicitation statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF TALOS AND ENVEN ARE URGED TO CAREFULLY AND THOROUGHLY READ, WHEN THEY BECOME AVAILABLE, THE REGISTRATION STATEMENT, THE PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY TALOS AND ENVEN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TALOS AND ENVEN, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

After the Registration Statement has been declared effective, a definitive proxy statement/consent solicitation statement/prospectus will be mailed to shareholders of each of Talos and EnVen. Investors will be able to obtain free copies of the Registration Statement and the proxy statement/consent solicitation statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Talos and EnVen with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Talos, including the proxy statement/consent solicitation statement/prospectus (when available), will be available free of charge from Talos’s website at www.talosenergy.com under the “Investor Relations” tab.

Participants in the Solicitation

Talos, EnVen and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Talos’s stockholders and the solicitation of written consents from EnVen’s stockholders, in each case with respect to the Proposed Transaction. Information about Talos’s directors and executive officers is available in Talos’s Annual Report on Form 10-K for the 2021 fiscal year filed with the SEC on February 25, 2022, and its definitive proxy statement for the 2022 annual meeting of stockholders filed with the SEC on April 6, 2022. Information about EnVen’s directors and executive officers is available via EnVen’s website at www.enven.com. Other information regarding the participants in the solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the proxy statement/consent solicitation statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Security holders, potential investors and other readers should read the proxy statement/consent solicitation statement/prospectus carefully when it becomes available before making any voting or investment decisions.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this Current Report on Form 8-K, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements include, but are not limited to, (1) Talos’s future production and capital expenditures and (2) statements regarding the Proposed Transaction with EnVen described herein and as adjusted descriptions of the combined company and its operations, integration, debt levels, acreage, well performance, development plans, per unit costs, ability to maintain production within cash flow, production, cash flows, synergies, type curves, opportunities and anticipated future performance. Information adjusted for the Proposed Transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this Current Report on Form 8-K. These include the possibility that Talos stockholders may not approve the issuance of new shares of Talos common stock in the Proposed Transaction or that stockholders of EnVen may not approve the Merger Agreement; the risk that a condition to closing of the Proposed Transaction may not be satisfied, that either party may terminate the Merger Agreement or that the closing of the Proposed Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the parties do not receive regulatory approval of the Proposed Transaction; the risk that changes in Talos’s capital structure and governance could have adverse effects on the market value of its securities; the ability of Talos to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers and on Talos’s operating results and business generally; the risk that the Proposed

Transaction could distract management from ongoing business operations or cause Talos to incur substantial costs; the risk that Talos does not realize expected benefits of its hedges; the success of our carbon capture and sequestration projects; commodity price volatility due to the continued impact of the coronavirus disease 2019 (“COVID-19”), including any new strains or variants, and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business; the ability or willingness of OPEC and other state-controlled oil companies (“OPEC Plus”), such as Saudi Arabia and Russia, to set and maintain oil production levels; the impact of any such actions; the lack of a resolution to the war in Ukraine and its impact on certain commodity markets; lack of transportation and storage capacity as a result of oversupply, government and regulations; lack of availability of drilling and production equipment and services; adverse weather events, including tropical storms, hurricanes and winter storms; cybersecurity threats; inflation; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 25, 2022 and in our Quarterly Reports on Form 10-Q that are available on Talos’s website at www.talosenergy.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that Talos believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Talos undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1#	Merger Agreement, dated as of September 21, 2022, by and among Talos Energy Inc., Talos Production Inc., Tide Merger Sub I Inc., Tide Merger Sub II LLC, Tide Merger Sub III LLC, BCC Enven Investments, L.P. and EnVen Energy Corporation.

4.1	Registration Rights Agreement, dated September 21, 2022, by and among Talos Energy Inc. and the Persons listed on Schedule A thereto.

10.1#	Form of Support Agreement, by and between Talos Energy Inc., EnVen Energy Corporation and the EnVen Supporting Stockholders .

10.2	Form of Support Agreement, by and between EnVen Energy Corporation, Talos Energy Inc. and the Talos Supporting Stockholders .

99.1	Press Release, dated September 22, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Talos has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2022

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and Secretary